Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2021, in the Post-effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-251145) and related Prospectus of Skillz Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

March 17, 2021